AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This Amendment (the “Amendment”) is made and entered into effective as of August 8, 2006, between New Century Companies, Inc., a Delaware corporation (the “Company), and Motivated Minds, LLC., an Arizona limited liability company (“Motivated Minds”). All capitalized terms in this Amendment shall have the same meanings as such terms have in the Registration Rights Agreement, dated as of February 15, 2006, between the foregoing parties (the “Agreement”).

RECITALS

WHEREAS, the Company desires to amend the Agreement in accordance with the terms set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing and of the mutual promises and conditions set forth, the parties agree as follows:

AGREEMENT

1. The following subparagraph 1.5 is added to Paragraph 1, “Piggyback Registration,”of the Agreement as follows:

1.5 The Company has filed a Piggyback Registration under this Paragraph 1, “Piggyback Registration,” in which it has included the Registrable Securities of the Holders. The Company shall amend such Piggyback Registration within a reasonable period of time of its being declared effective to include an additional 45,000 restricted shares of Common Stock it issued to Motivated Minds in connection with an extension of the Note and the Warrant Shares of Richard Kelly, a designee of Source Capital Group, Inc. The Company will use its best efforts to cause such amendment to become effective. If such Registration Statement cannot be amended for any reason, the Company will file a new Registration Statement with the Securities and Exchange Commission within a reasonable period of time of its first Piggyback Registration being declared effective. Such new Registration Statement will be treated as a “Piggyback Registration” for purposes of this Agreement. The Company will use its best efforts to cause such new Registration Statement to become effective.

2. This Amendment shall become effective on the date written above.

3. The Agreement shall be deemed amended to the extent set forth in this Amendment. The Agreement, as amended by the Amendment, shall constitute one agreement. All other terms and provisions of the Agreement shall remain in full force and effect. If there is any inconsistency with the terms of the Agreement and the Amendment, the terms of the Amendment shall govern over the Agreement. This Amendment is intended to be a final expression of the parties’ agreement to amend the Agreement and is intended to be a complete and exclusive statement of their agreement and understanding with respect to such amendment.

IN WITNESS WHEREOF, this Amendment has been entered into as of the day and year first above written.

NEW CENTURY COMPANIES, INC.

/s/ David Duquette
By: David Duquette
Its: President

MOTIVATED MINDS, LLC

/s/ Ira Gaines
By: Ira Gaines
Its: President